UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 24, 2016

Rapid7, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37496	35-2423994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Summer Street, Boston, Massachusetts		02110
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 247-1717

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On November 24, 2016, the Board of Directors (the “Board”) of Rapid7, Inc. (the “Company”) appointed Jeffrey A. Kalowski as the Chief Financial Officer of the Company, effective upon the commencement of Mr. Kalowski’s employment with the Company, which is expected to be on or about January 9, 2017. In this role, Mr. Kalowski will also serve as the Company’s principal financial officer and principal accounting officer, both appointments to be effective on or about January 9, 2017.

Mr. Kalowski, age 60, has served as the Chief Financial Officer of Imprivata, Inc., an IT security company since January 2007. Prior to Imprivata, Mr. Kalowski has also served as the Chief Financial Officer of ProfitLogic, Inc. and Torrent Systems. Mr. Kalowski holds a B.S. from Northeastern University.

Mr. Kalowski does not have a family relationship with any director or executive officer of the Company or person nominated or chosen by the Company to become a director or executive officer, and there are no arrangements or understandings between Mr. Kalowski and any other person pursuant to which Mr. Kalowski was selected to serve as Chief Financial Officer of the Company. There have been no transactions involving Mr. Kalowski that would require disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended, or the Exchange Act. In connection with his appointment, it is expected that Mr. Kalowski will enter into the Company’s standard form of indemnification agreement, the form of which has been filed as Exhibit 10.5 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission on March 10, 2016.

Employment Agreement and Other Compensatory Arrangements

The Company entered into an employment agreement with Mr. Kalowski (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Kalowski will report to the Company’s Chief Executive Officer. The Employment Agreement does not provide for a specified term of employment and Mr. Kalowski’s employment will be on an at-will basis. Mr. Kalowski will receive an annual base salary of $350,000 and is eligible to earn an annual cash incentive bonus, which is initially set at a target aggregate bonus amount of $200,000, under the Company’s standard bonus plan then in effect. Mr. Kalowski is also eligible to participate in the Company’s employee benefit plans, as may be maintained by the Company from time to time, on the same terms as other similarly situated employees of the Company.

As a material inducement to Mr. Kalowski to enter into employment with the Company, the Compensation Committee has also approved the grant to Mr. Kalowski of the following inducement equity awards (collectively referred to as the “Inducement Awards”) which will be granted from an inducement pool previously established under the Company’s 2015 Equity Incentive Plan, as amended (the “2015 Plan”), on or as soon as practicable following the date of commencement of Mr. Kalowski’s employment: (1) a non-qualified stock option having an aggregate grant date fair value of $2,250,000 (determined based upon a Black-Scholes option pricing model in accordance with FASB ASC Topic 718) and having an exercise price per share equal to the fair market value of the Company’s common stock on the NASDAQ Global Market on the date of grant of such stock option and (2) a number of restricted stock units having an aggregate grant date fair value of $2,250,000. The Inducement Awards will vest over four years, with 25% of the original number of shares underlying such award vesting on January 15, 2018 and 6.25% of the original number of shares underlying each such award vesting on each quarterly anniversary thereafter, subject, in each case, to Mr. Kalowski’s continued service with the Company on each applicable vesting date. The Inducement Awards will be subject to the terms of the 2015 Plan and the applicable award agreements thereunder and are intended to be granted pursuant to and in accordance with Rule 5635(c)(4) of the NASDAQ Listing Rules.

If Mr. Kalowki’s employment is terminated by the Company without “cause” (as defined in the Employment Agreement) or Mr. Kalowski resigns for “good reason” (as defined in the Employment Agreement), then, subject to Mr. Kalowski signing a release and such release becoming effective within sixty days of such termination or resignation, as applicable, Mr. Kalowski will be entitled to receive the following:

•	an amount equal to one times the sum of: (1) his then-current annual base salary, (2) any earned but unpaid pro-rata bonus as of the date of termination and (3) his target bonus amount for the fiscal year in which the employment termination occurs;
•	if Mr. Kalowski was participating in the Company’s group health plan immediately prior to the date of termination and elects COBRA continuation, monthly cash payments in an amount equal to the monthly employer contribution until the earlier of twelve months following the date of termination or the end of Mr. Kalowski’s COBRA health continuation period; and
•	accelerated vesting of his equity awards then outstanding that would otherwise vest within six months of such date of termination.

Further, in the event of a change in control of the Company and Mr. Kalowski’s employment is terminated by the Company without “cause” or Mr. Kalowski resigns for “good reason,” in each case, within ninety days prior to or twelve months following a change in control of the Company, then, subject to Mr. Kalowski signing a release and such release becoming effective within sixty days of such termination or resignation, as applicable, Mr. Kalowski will be entitled to receive the following:

•	an amount equal to 1.5 times the sum of: (1) his then-current annual base salary and (2) his target bonus amount for the fiscal year in which the change in control occurs;
•	any earned but unpaid pro-rata bonus as of the date of termination;
•	if Mr. Kalowski was participating in the Company’s group health plan immediately prior to the date of termination and elects COBRA continuation, monthly cash payments in an amount equal to the monthly employer contribution until the earlier of eighteen months following the date of termination or the end of Mr. Kalowski’s COBRA health continuation period; and
•	accelerated vesting of all of his equity awards then outstanding on such date of termination.

A copy of the Employment Agreement is filed as Exhibit 10.1 to this Current Report on a Form 8-K. The foregoing description of the Employment Agreement is a summary only and is qualified in its entirety by the full text of the Employment Agreement, which is incorporated herein by reference.

In connection with the foregoing appointment of Mr. Kalowski to the position of the Company’s Chief Financial Officer and the previously announced promotion of Andrew Burton to the position of the Company’s Chief Operating Officer in October 2016, Richard Moseley, the Company’s Senior Vice President, Global Sales will assume the position of Senior Vice President, International Sales as of January 9, 2017. As a result, the Board has concluded that, effective as of January 9, 2017, Mr. Moseley will no longer be designated as an executive officer of the Company.

Item 7.01	Regulation FD Disclosure.

On November 28, 2016, the Company issued a press release announcing the appointment of Mr. Kalowski as its Chief Financial Officer, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is furnished solely pursuant to Item 7.01 of this Current Report on Form 8-K. Consequently, it is not deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Employment Agreement between the Registrant and Jeffrey Kalowski, dated November 28, 2016

99.1	Press release dated November 28, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rapid7, Inc.

Dated: November 28, 2016	By:	/s/ Corey Thomas
Corey Thomas
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement between the Registrant and Jeffrey Kalowski, dated November 28, 2016

99.1	Press release dated November 28, 2016